Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade No. (NIRE) 3330029520-8

Publicly-held Company

MINUTES OF THE ORDINARY GENERAL SHAREHOLDERS’ MEETING

Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017, drawn up in summary form, as provided for in Article 20, Paragraph 1, of the Bylaws:

1.         Date, time and place: On April 28, 2017, at 11 a.m., at the head offices of Oi S.A. – In Judicial Reorganization (the “Company”), located at Rua do Lavradio, 71, Centro, in the City and State of Rio de Janeiro.

2.         Agenda: (i) To review the accounts of the Management, examine, discuss and vote on the Management’s Report and the Financial Statements for the fiscal year ended December 31, 2016, together with the Independent Auditors’ report and the Fiscal Council’s report; (ii) To examine, discuss and vote on the Management Proposal for the allocation of the results of the fiscal year ended December 31, 2016; (iii) To determine the global annual compensation budget for the Company’s Management and members of the Fiscal Council; (iv) To ratify the election of the members of the Board of Directors nominated in the Board of Directors Meetings held on August 12, 2016 and September 14, 2016 to supplement the mandate of vacant positions, pursuant to Article 150 of Law No. 6,404/76; and (v) To elect the members of the Fiscal Council and their respective alternates.

3.         Call Notice: Call Notice published in Part V of  the Official Gazette of the State of Rio de Janeiro, in the editions dated March 29, 2017, page 87; March 30, 2017, page 87; and March 31, 2017, page 122; and in the newspaper “Valor Econômico” - National Edition, in the editions dated March 29, 2017, page A7; March 30, 2017, page C13; and March 31, 2017, page

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

A13, pursuant to Article 124 of Law No. 6,404/76, header and Paragraph 1 (the “Brazilian Corporations Law”).

3.1.      The Management Report, the Balance Sheet and the other Financial Statements, as well as the Independent Auditors’ report and the Fiscal Council’s report, for the fiscal year ended December 31, 2016, were published in their entirety in the March 28, 2017 editions of the Official Gazette of the State of Rio de Janeiro and the “Valor Econômico” newspaper, and previously made available to the shareholders at the Company’s head offices and on the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) website, on March 22, 2017. The other documents and information related to the Agenda were made available to the shareholders on March 29, 2017, pursuant to Article 133 of the “Brazilian Corporations Law and CVM Instruction No. 481/09 (“CVM Instruction 481”).

4.         Attendance: Attending the meeting, either at the Company’s headquarters or via distance voting, pursuant to Article 121, sole paragraph of the Brazilian Corporations Law and CVM Instruction 481, were shareholders representing 79.17% of the Company’s voting capital, according to (i) the signatures in the Book of Shareholders’ Attendance and (ii) the valid remote voting bulletins ballot papers received through the Central Depositary of BM&FBOVESPA, through the bookkeeping bank or directly by the Company, pursuant to CVM Instruction 481, in accordance with the summary voting report disclosed by the Company of April 26, 2017.  Also in attendance were José Mauro Mettrau Carneiro da Cunha, Chairman of the Company’s Board of Directors; Marco Norci Schroeder, Chief Executive Officer; Ricardo Malavazi Martins, Chief Financial Officer and Investor Relations Officer; Eurico de Jesus Teles Neto, Legal Director; Carlos Augusto Machado Pereira de Almeida Brandão, Administrative and Financial Director; Alexandre Rocha Sena, Director of People and Management; Daniella Geszikter Ventura, Corporate Legal Manager and M&A; Thomas Cornelius Azevedo Reichenheim, Ricardo Reisen de Pinho and Helio Calixto da Costa, members of the Company’s Board of Directors; Allan Kardec de Melo Ferreira, chairman of the Company’s Fiscal Council; Manuel Jeremias Leite Caldas, member of the Company’s Fiscal Council; and José Luiz de Souza Gurgel, representative of KPMG Auditores Associados, which were at the disposal of the Company’s

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

shareholders to provide any clarification and information regarding the matters included in the Agenda.

5.         Presiding Board: Following the verification of the legal quorum, and pursuant to the provisions of Article 16 of the Company’s Bylaws, the Meeting was opened by Mr. José Mauro Mettrau Carneiro da Cunha, Chairman of the Board of Directors, with José Mauro Mettrau Carneiro da Cunha serving as Chairman of the Meeting, who appointed Luiz Antonio de Sampaio Campos as Secretary of the Meeting.

6.         Resolutions: After a reading of the consolidated summary report of the votes cast through the remoted voting bulletins, which was made available for reference to the shareholders present, pursuant to paragraph 4 of Art. 21-W of CVM instruction 481, the Chairman first clarified that the preferred shares have a right to vote on the matters to be deliberated in the Meeting, pursuant to paragraph 3 of Article 13 of the Company’s Bylaws and paragraph 1 of Article 111 of the Brazilian Corporations Law, and will vote along with the common shares for all items in the Agenda. The Chairman then requested that the present shareholders with any ties, by vote or otherwise, that would characterize such shareholders as a group of shareholders representing a common interest, identify themselves, for the purpose of limiting the voting rights establish in Article 72 of the Company’s Bylaws, and no shareholder declared that it represented a group of shareholders with a common interest.Following a proposal by the Chairman, the shareholders in attendance approved by a vote of 452,582,885 votes in favor, with 1 vote opposed and no abstentions, to have the minutes of this Ordinary General Shareholders’ Meeting drawn up in summary form, and to have it published omitting the attending shareholders’ signatures, pursuant to Article 130 of Law No. 6,404/76 and Article 20, Paragraph 1 of the Bylaws. By unanimous vote, the reading of the matters included in the Agenda of this Meeting as well as of the related documents was excused. The Chairman of the Meeting further informed the attending shareholders that the votes corresponding to the shares held by shareholders or group of shareholders representing the same interest or bound by a voting agreement, that exceed the 15% voting capital limit shall be counted in this Meeting, pursuant to Article 72 of the Company’s Bylaws, including the shares held by shareholder Bratel B.V. which exceed such limit.

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

6.1.      With reference to item i of the Agenda, subsequent to discussions the shareholders, by a vote of 237,071,248 votes in favor, representing 94.30% of the valid votes; 14,321,606 opposed votes, and the abstention of holders of 201,190,033 shares, approved the Management Report, the Balance Sheet and the other Financial Statements, accompanied by the Independent Auditors’ report and the Fiscal Council’s report for the fiscal year ended December 31, 2016.

6.2.      With reference to item ii of the Agenda, in compliance with the Management proposal included in the 2016 Financial Statements, the shareholders, by a vote of 251,774,053 votes in favor, representing 99.99% of the valid votes; 19,881 opposed votes and the express abstention of holders of 200,788,592 shares, resolved to approve the allocation of the losses for the fiscal year ended on December 31, 2016 in the amount of R$ 6,943,505,452.38 (six billion, nine hundred forty-three million, five hundred five thousand, four hundred fifty-two Brazilian Reais and thirty-eight cents), to be recorded in the Accrued Losses account.

6.3.      With reference to item iii of the Agenda, the shareholders, by a vote of 236,923,343 votes in favor, representing 81.82% of the valid votes; 52,655,640 opposed votes, and the abstention of holders of 63,003,903shares, resolved to approve the Management proposal to set the global annual compensation budget for the Management and the Fiscal Council for the next fiscal year, with the inclusion of amounts representing social charges charged to the employer, as follows: (iii.1) an annual global budget for the Company’s Board of Directors, in the amount of up to R$8,631,984.00 (eight million, six hundred thirty-one thousand, nine hundred eighty-four Brazilian Reais); (iii.2) an annual global budget for the Company’s Executive Officers, in the amount of up to R$45,820,422.43 (forty-five million, eight hundred twenty thousand, four hundred twenty-two Brazilian Reais and forty-three cents); and (iii.3) an annual global budget for the Fiscal Council, in the minimum amount established in Paragraph 3 of Article 162 of the Brazilian Corporations Law..

6.4. With reference to item iv of the Agenda, the shareholders, by a vote of 313,614,456 votes in favor, representing 99.98% of the valid votes; 62,403 opposed votes, and the abstention

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

of holders of 138,906,027 shares, resolved to approve the ratification of the election of the following members to the Board of Directors, elected in the Board of Directors Meetings held of August 12, 2016 and September 14, 2016, to supplement the mandate, i.e., until the Shareholders’ Meeting to approve the financial statements for the fiscal year ended December 31, 2017, pursuant to the sole Paragraph of Article 31 of the Company’s Bylaws and Article 150 of the Brazilian Corporation Law: (1) Ricardo Reisen de Pinho, Brazilian, married, engineer, bearer of Identity Card (IFP/RJ) No. 04696183-5 and enrolled with the tax authority under CPF/MF No. 855.027.907-20, resident and domiciled at Av. Prof. Frederico Herman Jr., 199 - apt 121 A, in the City and State São Paulo, Brazil, Postal Code 05459-010, as effective member; (2) Marcos Duarte Santos, Brazilian, married, engineer, bearer of Identity Card (IFP/RJ) No. 08383583-5 and enrolled with the tax authority under CPF/MF No. 014.066.837-36, resident and domiciled at Av. Lucio Costa, 3600 block 1, apt. 2201, Barra da Tijuca, in the City and State of Rio de Janeiro, Brazil, Postal Code 22630-010, as effective member; (3) Demian Fiocca, Brazilian, in a common-law marriage, economist, bearer of Identity Card (SSP/SP) 78.99.440-8 and enrolled with the tax authority under CPF/MF No. 130.316.328-42, resident and domiciled at Av. Ataulfo de Paiva, 204, complex 901, Leblon, Rio de Janeiro, RJ, as effective member, and Blener Braga Cardoso Mayhew, Brazilian, single, corporate manager, bearer of Identity Card (IFP/RJ) 07.140.649-0 and enrolled with the tax authority under CPF/MF No. 093.388.087-18, resident and domiciled at Praia de Botafogo 370, 1st floor, Botafogo, Rio de Janeiro, RJ, as the respective alternate member; (4) Hélio Calixto da Costa, Brazilian, married, journalist, bearer of Identity Card (SSP/MG) No. M2 973351 and enrolled with the tax authority under CPF/MF No. 047.629.916-00, resident and domiciled at Rua José Ferreira Cascão 28, apartment 2700, Belvedere, Belo Horizonte, MG, as effective member and Nelson Sequeiros Rodriguez Tanure, Brazilian, divorced, businessman, bearer of Identity Card (IFP/RJ) No. 07.140.649-0 and enrolled with the tax authority under CPF/MF No. 041.747.715-53, resident and domiciled at Praia de Botafogo 228, 4th floor, Botafogo, Rio de Janeiro, RJ, as the respective alternate member; (5) Luís Manuel da Costa de Sousa de Macedo, Portuguese, married, manager, holder of Portuguese passport No. N852474, with a commercial address at Rua Joshua Benoliel, No. 1-2C, 1250-133 Lisbon, Portugal, as the alternate member for João Manuel Pisco de Castro; and (6) José Manuel Melo da Silva, Portuguese, married, economist, holder of Portuguese passport No. P070544, resident and domiciled at Rua Joshua Benoliel, 1-2C, 1250-133, Lisbon,

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

Portugal, as the alternate member for Pedro Zañartu Gubert Morais Leitão. It was declared that none of the hereby elected members are under any of the restrictions provided for in Article 147 of the Brazilian Corporations Law and the Bylaws, which could prevent them from exercising the duties to which they have been elected and that they shall assume their respective positions by signing the relevant Term of Investiture. The elected directors are considered Independent Directors in accordance with the definition of Independent Director provided in the Listing Regulations for the Novo Mercado, as adopted in the Company’s Bylaws.

6.5 With reference to item v of the Agenda, the shareholders, by a vote of 288,959,047 votes in favor, representing 96.82% of the valid votes; 9,486,329 opposed votes, and the abstention of holders of 154,137,510 shares, resolved to approve the election of the following members to the Fiscal Council, with mandates up to the Ordinary General Shareholders’ Meeting to be held in 2018: (1) José Cláudio Rego Aranha, Brazilian, married, engineer, bearer of Identity Card (IFP-RJ) No. 2.158.078 and enrolled with the tax authority under CPF/MF No.  261.866.247-49, with a residential address of Avenida das Américas, No. 10333, block 2, apt. 801- Barra da Tijuca, Rio de Janeiro – RJ, Postal Code 22793-082, as effective member, with Álvaro Bandeira, Brazilian, divorced, economist, bearer of Identity Card (CNH) No. 0012211905 and enrolled with the tax authority under CPF/MF No. 266.839.707-34, with a commercial address at Praia de Botafogo, 501, 6th floor, Pão de Açúcar Tower, Rio de Janeiro – RJ, Postal Code 22250-040, as the respective alternate member; (2) Pedro Wagner Pereira Coelho, Brazilian, married, manager, bearer of Identity Card (SSP/SP) No. 54.440.419-1 and enrolled with the tax authority under CPF/MF No. 258.318.957-34, with a commercial address at Professor Alexandre Correia, 219 – apartment 51, Vila Gertrudes, São Paulo, SP, Postal Code 05657-230, as effective member, with Piero Carbone, Brazilian, married, accountant, holder of Identity Card (IFP) No. 3921778 and enrolled with the tax authority under CPF/MF No.528.280.477-49, with an address at Estrada do Pontal 6.500, block 1, apartment 301, Recreio dos Bandeirantes, Rio de Janeiro, RJ, as the respective alternate member; and (3) Gilberto Braga, Brazilian, married, economist, bearer of Identity Card (DETRAN-RJ) No. 04722037-1 and enrolled with the tax authority under CPF/MF No.595.468.247-04, with a commercial address at Rua Uruguaiana, 39, 18th floor, Centro, Rio de Janeiro, as effective member, with Felipe Bueno, Brazilian, married, economist, bearer of  Identity Card (IFP-RJ) 102876687, and

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

enrolled with the tax authority under CPF/MF No.071.959.597-59, with a commercial address at Avenida das Américas, 3,500, block 4, rooms 132 and 133, Barra da Tijuca, Rio de Janeiro, RJ, Postal Code 22.640-102, as the respective alternate member. It was declared that none of the elected members are restricted from taking office due to impediments or legal restrictions. Due to the protest filed by a shareholder requesting a separate vote by the holders of preferred shares, the Board clarified that, since the preferred shares have full voting rights in this Meeting, the provisions of Article 161, Section 4 of the Brazilian Corporations Law was inapplicable.

7.         Contrary Votes, Protests and Abstentions: The contrary votes, protest and abstentions were received and entered into the minutes by the Presiding Board, and will remain archived at the Company.

8.         Closing: With nothing more to discuss, the Meeting was adjourned and these minutes were drafted. After being read, the minutes were approved by the shareholders representing the quorum required for approval of the resolutions adopted herein. Signatures: José Mauro Mettrau Carneiro da Cunha – Chairman of the Meeting; Luiz Antonio de Sampaio Campos – Secretary of the Meeting; Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT, SPDR S&P EEMRGING LATIN AMERICA ETF, DISCOVERY GLOBAL OPPORTUNITY AMERICA LLC, DISCOVERY GLOBAL FOCUS AMERICA LLC (represented by Cristiano Marques de Godoy); EARTH FUNDO DE INVESTIMENTO MULTIMERCADO CREDITO PRIVADO, VIRGO FDO DE INVEST MULTIMERCADO CRÉDITO PRIVADO INVESTIMENTO NO EXTERIOR (p.p. Adriano Carvalhedo Castello Branco Gonçalves); CCP CREDIT ACQUISITION HOLDINGS LUXCO S.À R.L. (p.p. Elmiro Chiesse Coutinho Neto); BRATEL B.V. (p.p. Maria Cristina Cescon); MARIANA SALLOWICZ; FERNANDA CIRNE MONTORFANO GIBSON; SOCIETÉ MONDIALE FUNDO DE INVESTIMENTOS EM AÇÕES (p.p. Joao Mendes de Oliveira Castro); THENARD ANTUNES FIGUEIREDO; CARLOS AUGUSTO LEITE JUNQUEIRA DE SIQUEIRA; CLARISSE MELLO MACHADO SCHLIECKMANN; FELIPE GUIMARÃES ROSA BON; RAFAEL PADILHA CALABRIA; CINTHIA MAMEDE ACHÃO; LUIZ ANTONIO DE SAMPAIO CAMPOS; DANIELLA VENTURA GESZIKTER; LUCIANA DE ASSIS SERRA ALVES; RENATO SOBRAL PIRES CHAVES; BRUNO ROSA RODRIGUES;

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.

Exhibit 1

SERGIO SKRSYPCSAK; FUNDO DE INVESTIMENTO DE AÇÕES STRATOSPHERE (p.p. Felipe de Assis Torres); ARGUCIA INCOME FUNDO DE INVESTIMENTO EM ACOES (p.p. Manuel Jeremias Leite Caldas); FUNDAÇÃO ATLANTICO (p.p. Carlos Costa da Silveira); MANUEL JEREMIAS LEITE CALDAS; TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO (p.p. Leonardo Kruter Quintanilha); RODRIGO BERNDT CARRO; ANDRE LUIZ MARTINS DE FIGUEIREDO; NACIONAL ASSOCIACAO CULTURAL E SOCIAL (p.p. Andre Luiz Martins de Figueiredo); BNDES PARTICIPAÇÕES S/A BNDESPAR (p.p. Anna Paula Bottrel Souza); CONFLUX FUND LP, POINTSTATE FUND LP (p.p. Carlos José Rolim de Mello); BRUNO DA SILVA DIAS DE OLIVEIRA MARTINS. Distance votes: STATE ST B AND T C INV F F T E RETIR PLANS; FORD MOTOR CO DEFINED BENEF MASTER TRUST; MARKET VECTORS - BRAZIL SMALL - CAP INDEX ETF; PEWTER IBIS L.L.C.

I hereby certify that this is a copy of the original version taken from the appropriate book of records.

Rio de Janeiro, April 28, 2017.

Luiz Antonio de Sampaio Campos

Secretary of the Meeting

This page in an integral part of the Minutes of the Ordinary General Shareholders’ Meeting of Oi S.A. – In Judicial Reorganization, held on April 28, 2017 at 11 a.m.